Exhibit 8.1




                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151






                                                              June 27, 2001




Senior Housing Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         In connection with the registration by Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), of its common shares of beneficial interest, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as Exhibit 8.1 to the Company's Current Report on Form 8-K, to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-60392 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust, as amended and restated, and the by-laws, as amended and restated, of the Company; (ii) the prospectus supplement dated June 28, 2001 (the "Prospectus Supplement") to the final prospectus dated May 21, 2001 (as supplemented by the Prospectus Supplement, the "Prospectus") which forms a part of the Registration Statement; and (iii) the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed under the Exchange Act (the "Annual Report"), including the sections therein captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts."

Senior Housing Properties Trust
June 27, 2001
Page 2


         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," and in the section of the Prospectus Supplement captioned "Federal Income Tax and ERISA Considerations," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Annual Report, the Prospectus, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Annual Report or Prospectus, in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of."

         We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the issuance of the common shares of beneficial interest is consummated in a manner that is inconsistent with the manner in which it is described in the Prospectus, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the discussion in the Prospectus Supplement captioned "Federal Income Tax and ERISA Considerations," in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws or ERISA Laws.

Senior Housing Properties Trust
June 27, 2001
Page 3


         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                   Very truly yours,


                                   /s/ SULLIVAN & WORCESTER LLP
                                   SULLIVAN & WORCESTER LLP